UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

PLAYAGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001 38357	46-3698600
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5475 S. Decatur Blvd., Suite #100

Las Vegas, Nevada 89118

(Address of principal executive offices) (Zip Code)

(702) 722-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 18, 2019, Apollo Gaming Holdings, L.P. (the “Selling Stockholder”), a stockholder of PlayAGS, Inc., (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Jefferies LLC (together, the “Underwriters”) to issue and sell (the “Offering”) 4,000,000 of the Company’s common stock, par value $0.01. The Offering closed on March 21, 2019. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Selling Stockholder, conditions to closing, indemnification rights and obligations of the parties and termination rights.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-226615) filed with the Securities and Exchange Commission on August 6, 2018 (the “Registration Statement”), a preliminary prospectus, dated March 18, 2019 included as part of the Registration Statement and a prospectus supplement, dated March 18, 2019 and filed with the Securities and Exchange Commission on March 20, 2019. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On March 21, 2019, PlayAGS, Inc. (the “Company”) issued a press release in connection with the closing of its previously announced secondary public offering of 4,000,000 shares of the Company’s common stock, par value $0.01, by Apollo Gaming Holdings, L.P. (the “Selling Stockholder”) at a price to the public of $25.50 per share. Following the offering, the Selling Stockholder and funds affiliated with Apollo Global Management, LLC. are expected to beneficially own approximately 22.3% of the Company’s common shares. The Company did not sell any shares and did not receive any proceeds from the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Morgan Stanley and Jefferies acted as underwriters for the offering.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information in this Current Report on Form 8-K, including Exhibit 99.1, may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the public offering and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events. These forward-looking statements reflect the current views, models, and assumptions of the Company, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in the Company’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of the Company to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions and other factors set forth under “Risk Factors” in the prospectus supplement on Form 424(b)(1), filed with the Securities and Exchange Commission on March 20, 2019. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated as of March 18, 2019, among Apollo Gaming Holdings, L.P., a stockholder of PlayAGS, Inc., Morgan Stanley & Co. LLC and Jefferies, LLC

99.1	Press Release dated March 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2019

PLAYAGS, INC.

By:	/s/ Kimo Akiona
Name:	Kimo Akiona
Title:	Chief Financial Officer